Exhibit 99.12

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Wheeling-Pittsburgh Corporation common stock for the upcoming Special Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF WHEELING-PITTSBURGH CORPORATION

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Please call toll-free in the U.S. or Canada at [ ], on a touch-tone telephone. If outside the U.S. or Canada, call [ ]. Please follow the simple instructions. You will be required to provide the unique control number indicated below.

OR

2.	Vote by Internet—Please access [ ] and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number indicated below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the names proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Wheeling-Pittsburgh Corporation, c/o Innisfree M&A Incorporated, .

Ú TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Ú

	FOR	AGAINST	ABSTAIN

Proposal No. 1—To approve the Agreement and Plan of Merger and Combination among Clayton Acquisition Corporation, Wheeling-Pittsburgh Corporation, Wales Merger Corporation, Esmark Incorporated and Clayton Merger, Inc., dated as of March 16, 2007.

	☐	☐	☐

Proposal No. 2—To approve the Esmark Incorporated 2007 Incentive Compensation Plan.	☐	☐	☐

Proposal No. 3—To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Plan of Merger and Combination.

	☐	☐	☐

In their discretion, the proxies appointed hereunder are authorized to vote upon any other business that properly comes before the meeting or any adjournments or postponements thereof as provided in the proxy statement provided herewith.

Dated: , 2007

Signature:

Signature (if held jointly):

Title or Authority:

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.